Exhibit 10.1

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 ("Amendment") is made as of the 14th day of September, 2021, by and among CODORUS VALLEY BANCORP, INC., a Pennsylvania business corporation (the "Corporation"), PEOPLESBANK, A Codorus Valley Company, a Pennsylvania banking institution (the "Bank"), and LARRY J. MILLER, an adult individual (the "Executive"), and amends that certain Employment Agreement made as of December 27, 2005, among the parties hereto (the "Employment Agreement").

WITNESSETH

WHEREAS, the Corporation, the Bank and the Executive desire to amend the Employment Agreement to reflect the Executive’s change in position and duties, salary and eligibility to participate in the Executive Incentive Plan for calendar year 2021.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Section 3 of the Employment Agreement is hereby amended and modified to read in its entirety as follows:

         "3.    POSITION AND DUTIES.

(a)     The Executive shall serve as: (i) the Executive Chair of the Corporation and the Bank until December 31, 2021; and (ii) a member of the Board of Directors of the Corporation and Bank until December 31, 2021, reporting only to the Board of Directors of the Corporation and Bank.

(b)     In his capacity as Executive Chair of the Corporation and the Bank, Executive shall have such powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation."

2.       Section 6.(e) of the Employment Agreement is hereby amended and modified to replace the phrase "President and Chief Executive Officer of the Corporation and Bank" with "Executive Chair of the Corporation and the Bank."

3.       Section 10(e)(i) of the Employment Agreement is hereby amended and modified to replace the phrase "President and Chief Executive Officer of the Corporation and the Bank" with "Executive Chair of the Corporation and the Bank."

4.       Section 5(a) of the Employment Agreement is hereby amended and modified to read in its entirety as follows:

         "5.    COMPENSATION.

(a)     As compensation for services rendered to the Corporation and Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual direct salary until December 31, 2021, of $375,000 per year, payable in substantially equal bi-monthly installments. Executive also shall be eligible to participate in the Corporation's Executive Incentive Plan for calendar year 2021."

5.     Effective Date. This Amendment No. 3 to the Employment Agreement shall be effective as of October 1, 2021.

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed the Amendment as of the date, month and year first above written.

ATTEST:	CODORUS VALLEY BANCORP, INC.

/s/ Timothy J. Nieman	By: /s/ Craig L. Kauffman
Secretary

ASSEST:	PEOPLESBANK,
A CODORUS VALLEY COMPANY

/s/ Timothy J. Nieman	By: /s/ Craig L. Kauffman
Secretary

WITNESS:

/s/ Timothy J. Nieman	/s/ Larry J. Miller
Larry J. Miller
Executive

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